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                                  EXHIBIT 10.26
                              SECOND AMENDMENT TO
                             SPLIT-DOLLAR AGREEMENT


         This amendment made on August 4, 1999 by and between Chemed Corporation (the "Corporation"), a Delaware corporation, and _________________ ("Employee"), who hereby agree as follows:

         1.       Recitals

                  (a) The Corporation and the Employee are parties to a Split Dollar Agreement dated as of ____________ and amended ____________ (the "Agreement")

         2.       (a)      Paragraph 4.3 of the Agreement is hereby amended to
                           read in its entirety as follows:

                                    "4.3 The premium advances by the Corporation
                           pursuant to paragraph 4.1 and the bonus payments to the Employee pursuant to paragraph 4.2 shall continue with respect to annual premiums due under the Policy until the later of (i) the date on which the Employee reaches age 65, (ii) the date on which the Employee's employment with the Corporation is terminated, or
                           (iii) if a Change of Control (as defined in Exhibit A to this Agreement) occurs while the Employee remains employed by the Corporation, the expiration date specified in the employment agreement between Employee and the Company (without regard to any early termination of such agreement).

                  (b) "Immediately upon a Change in Control, the Corporation shall cause a lump-sum payment to be made to a "rabbi" trust (or other funding vehicle acceptable to the Employee) that represents the present value of all payments that would be required to be made by the Corporation under paragraphs 4.1 and 4.2 until the date the Employee reaches age 65, with such present value to be determined based on the applicable federal rate (compounded annually) under
                           Section 1274(d) of the Internal Revenue Code on the date of the Change in Control. All such funds shall be administered and


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                           disbursed in accordance with the terms of this
                           Agreement. The Corporation shall promptly pay upon demand any reasonable legal fees incurred by the Employee in connection with any enforcement of his/her rights under this Agreement upon a Change in Control."

                  (c) Exhibit A of the Agreement hereby reads in its entirety as follows:

                                    " 'Change of Control' shall mean the
                           occurrence of one of the following events: (i) any Person becomes a beneficial owner, directly or indirectly, of securities of Chemed Corporation (the "Company") representing 30 percent or more of the combined voting power of the Company's then outstanding voting securities; (ii) the expiration of a tender offer or exchange offer, other than an offer by the Corporation, pursuant to which 20 percent or more of the shares of the Corporation's Capital Stock have been purchased; (iii) the stockholders of the Corporation have approved (a) an agreement to merge or consolidate with or into another corporation and the Corporation is not the surviving corporation or
                           (b) an agreement to sell or otherwise dispose of all or substantially all of the assets of the Corporation (including a plan of liquidation); or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the nomination for the election by the Corporation's stockholders of each new director was approved by a vote of at least one-half of the persons who were directors at the beginning of the two-year period."

         3.       General

                  Except as specifically amended herein, the Agreement will remain in full force and effect in accordance with its original terms, conditions, and provisions.


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         IN WITNESS WHEREOF, the parties have duly executed this amendatory agreement as of _______________, 1999.


                                      CHEMED CORPORATION

_______________________               By:  ____________________________
Witness


_______________________               By:  ____________________________
Witness                                    Employee


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                            SCHEDULE TO EXHIBIT 10.26



                  Insured                          Date of Amendment
                  -------                          -----------------

         KEVIN J. MCNAMARA                              8/4/99
         PRESIDENT

         TIMOTHY S. O'TOOLE                             8/4/99
         EXECUTIVE VICE PRESIDENT
         AND TREASURER

         PAUL C. VOET                                   8/4/99
         EXECUTIVE VICE PRESIDENT

         THOMAS C. HUTTON                               8/4/99
         VICE PRESIDENT

         ARTHUR V. TUCKER                               8/4/99
         VICE PRESIDENT AND
         CONTROLLER